Exhibit 10.32

801 Corey SL • Scranton, PA 18505

Phone: (570) 558-8000

August 2, 2013

Managing Member

North Keyser Partners, LLC

801 East Corey Street

Moosic, Pennsylvania 18507

Re:    Lease Extension – 888 North Keyser Ave.

Dear Sirs:

By way of this letter, Vycom Corp., lessee of the property located at 888 North Keyser Ave., Scranton, PA. (the “Property”), hereby provides notice of its intention to extend the lease term on the Property for an additional four (4) years pursuant to Section 1.3 of the Amended and Restated Industrial Lease between North Keyser Partners, LLC and Vycom Corp. dated May 10, 2005 (the “Lease”). Accordingly, the Extended Term shall be from May 11, 2013 through May 10, 2017. Lessor hereby waives Lessor’s failure in this instance to have provided one hundred and eighty (180) days’ notice of intent to extend the lease term as required under Section 1.3(b) of the Lease. However, such notice shall still be required in the future to extend the lease beyond May 2017.

Please confirm your agreement with the foregoing by signing and returning one copy of this notice to the undersigned.

Very truly yours,

CPG International Inc.

By:	/s/ Brian Cooper

Name:	Brian Cooper
Title:	General Counsel

Accepted and agreed as of the date first written above:

By:	/s/ James G. Andersen

Name:	James G. Andersen
Title:	Member